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                                                                   Exhibit 10.52

                        SEVENTH AMENDING AGREEMENT TO THE
                               CONVERSION CONTRACT
                             DATED DECEMBER 3, 2002
                              (As amended to date)
                                     between

                              DAVIE MARITIME, INC.

                                   as Builder

                                       and

                              TORCH EXPRESS L.L.C.

                                    as Owner

                                  April 7, 2004

            This SEVENTH AMENDING AGREEMENT is made and entered into the 7th day of April 2004, by and between DAVIE MARITIME, INC., a company organized and existing under the laws of Canada whose registered office address is 22 George
D. Davie Rd., Levis, Quebec G6V 8V5 in the city and judicial district of Quebec, Province of Quebec, represented by Mr. Richard Bertrand, duly authorized to act hereunder, as he so states (the "Builder"), and TORCH EXPRESS L.L.C., a company organized and existing under the laws of Louisiana whose registered office address is 401 Whitney Ave., Gretna, LA 700056 USA. (the "Owner"),

WHEREAS:

A. Builder and Owner entered into a Conversion Contract (the "Original Contract") dated as of December 3, 2002 providing for the conversion of the Midnight Express into an offshore multi-service cargo vessel in accordance with a Specification and other Contractual Documents;

B. The Original Contract was subsequently amended by six Amending Agreements, the Original Contract as so amended being herein called the "Amended Contract";

C. Unless otherwise specified, capitalized terms and expressions used in this Amending Agreement have the same meaning as those ascribed to them by the Amended Contract and references to $ and Dollars are to United States dollars unless specified otherwise;


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D.          Pursuant to the Amended Contract, Builder was obligated to re-deliver the converted Ship on December 26, 2003 for a Contract Price and otherwise on the terms and conditions contained in the Amended Contract;

E. Builder did not re-deliver the converted Ship on December 26, 2003 and Owner took the position that, as a consequence of such non-redelivery, Owner was entitled to Liquidated Damages of approximately $4.3 million;

F. On December 8, 2003, Builder delivered to Owner a preliminary Request for Equitable Adjustment (the "REA") in which Builder claimed as of December 8th, 2003: (a) additional compensation in the amount of $14.1 million, and (b) postponement of the Contractual Re-Delivery Date until April 24, 2004, which claims were rejected by Owner;

G. On or about February 11, 2004, Builder advised Owner that as a result of new pending Change Order Requests, the value of Builder's claim as expressed in the REA would be increased and a further postponement of the Contractual Re-Delivery would be requested;

H. Builder has advised Owner that Re-Delivery of the converted Ship in accordance with the requirements of the Amended Contract can be accomplished by May 21, 2004, provided Owner is prepared to make available certain funds by way of an increase to the Contract Price and;

I. Owner is prepared to make such funds available on the terms and conditions contained in this Amending Agreement.

WITNESSETH that the parties have agreed as follows:

1.          BUILDER REPRESENTATIONS AND WARRANTIES

            Builder represents and warrants to Owner, it being acknowledged by Builder that Owner is relying on such representations and warranties to induce it to enter into this Amending Agreement:

      (a) that Builder, based on the information known to Builder at the time of this Amending Agreement, has or will have available to it sufficient working capital which, when aggregated with the amounts payable by Owner, will be sufficient to fund the completion of the Work and the Re-Delivery of the Ship not later than the Amended Re-Delivery Date;

      (b) Builder is not aware of the existence of any facts or circumstances that, as at the date hereof, could give rise to a Change Order Request or any claim, whether at law or in equity, that could result in Owner being requested to pay any amount as part of the Contract Price other than the balance set out in Exhibit A, together with any amounts that may be payable with respect to the Outstanding Change Order Requests listed in Exhibit B;

      (c) Builder is not aware of Change Order Requests other than Change Order Request No. 247 listed in Exhibit B bearing status "In preparation" that could form the basis of a claim for Permissible Delay which may have the result of extending the Re-Delivery Date after May 21, 2004; and

      (d) of the instalment of $3,600,000 paid on March 5, approximately Cdn.$3,200,000 was applied to the payment of amounts owning and payable to suppliers and subcontractors and being 100% of amounts owing and payable to suppliers and subcontractors on the said date.


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2.          OWNER REPRESENTATIONS AND WARRANTIES

            Owner represents and warrants to Builder, it being acknowledged by Owner that Builder is relying on such representations and warranties to induce it to enter this Amending Agreement; that Owner has made necessary arrangements with and obtained assurances from its lenders to be in a position to make payments to Builder in accordance with Exhibit C;

3.          CONTRACT PRICE AND CONTRACTUAL RE-DELIVERY DATE

      (a) Owner and Builder agree that as of the date hereof, after assessment of all Builder's pending claims and Change Order Requests, save and except for any amount that may become payable pursuant to the Outstanding Change Order Requests listed in Exhibit B, the Contract Price payable to Builder is to be increased by $9,350,000 (hereafter referred to as "Increase in Contract Price") and consequently, save and except for any amount that may become payable pursuant to the Outstanding Change Order Requests listed in Exhibit B, the Contract Price is $51,962,591 as reconciled in Exhibit A.

      (b) Owner and Builder agree that, as of the date hereof, after assessment of all Builder's claims and Change Order Requests, save and except for Change Order Request No. 247 listed in Exhibit B bearing status "In preparation" the Contractual Re-Delivery Date is extended to May 21st, 2004 (the "Amended Re-Delivery Date"), which date includes all periods of Permissible Delay;

      (c) Builder acknowledges having received from Owner at the date hereof, the following amounts totalling $5,689,534 as instalments on payment of the Increase of Contract Price;

      (i)   $1,000,000 on January 29, 2004;

      (ii)  $489,534 on February 18, 2004;

      (iii) $3,600,000 on March 4, 2004;

      (iv)  $600,000 on April 5, 2004

      (d) The balance of the Contract Price will be payable in accordance with Exhibit C attached, it being understood and agreed that Builder shall deliver to Owner as a condition of making all such payments a "no-lien" certificate in the form prescribed and required by paragraph 2 of the Fifth Amending Agreement forming part of the Amended Contract.

4.          RENUNCIATION AND RELEASE

      (a) In consideration of Owner's agreement to pay the Increase of Contract Price and in consideration of Owner's agreement to amend the Contractual Re-Delivery Date as provided in paragraph 3(b) hereabove, Builder hereby accepts such increase of Contract Price as payment in full of all of Builder's claims (for increases in Contract Price and/or postponement of Contractual Re-Delivery Date and all Change Order Request impacts) which exist as of the date of execution of the present Amending Agreement save and except for the Outstanding Change Order Requests listed in Exhibit B and further agrees that, except for the Outstanding Change Order Requests listed in Exhibit B, it has at the time of entering the present Amending Agreement, no other claims against Owner and is not aware of any basis on which it would be entitled to make any such claim.

      (b) In consideration of Builder's agreement to accept the Increase of Contract Price as full and final compensation for Builder's unsettled claims which exist as of the date of execution of the present Amending Agreement (save and except for Outstanding Change Order Requests listed in Exhibit B),


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            Owner acknowledges and agrees that it may become entitled to
            Liquidated Damages only in the event that Re-Delivery occurs after the Amended Re-Delivery Date and that Builder will benefit from the seven-day grace period as provided in the Amended Contract prior to any Liquidated Damages application.

5.          NO LIEN CLAUSE

      (a) Builder agrees that neither Builder nor any person acting through or on behalf of Builder shall claim or assert any lien or encumbrance against the Ship or its equipment or appurtenances (including any items not on board the Ship which were acquired with the intent of being incorporated in the Ship as part of the Work) at any time, whether before or after completion of the Work or Re-Delivery, provided however that:

      (i) Owner shall have paid the balance of the Contract Price set out in Exhibit A, together with all amounts payable in respect of Change Order Requests approved in writing by Owner and Builder after the date hereof;

      (ii)  Owner shall have signed the Re-Delivery Acceptance Certificate.

      (b) In the event that a Change Order Request, including an Outstanding Change Order Request, has not been accepted by Builder and Owner on or before the date on which Re-Delivery would otherwise occur, Re-Delivery shall not be delayed by reason of any dispute as to the value of the Change Order. Any such dispute shall be resolved after Re-Delivery in accordance with Section 20 of the Amended Contract;

      (c) Neither Builder nor any person acting through or on behalf of Builder will interfere with Re-Delivery of the Ship in accordance with Section 10 of the Amended Contract, if Owner shall have, (i) signed the Re-Delivery Acceptance Certificate and (ii) at the time of Re-Delivery, paid the undisputed unpaid balance of the Contract Price to Builder and deposited the unpaid disputed amount of the Contract Price in to an escrow account in accordance with Article
            10.10 (b), as amended by this Amending Agreement, including all amounts payable in respect of Change Order Requests approved in writing by Owner and Builder after the date hereof. Provided that such payment has been made, any dispute between Builder and Owner shall be resolved after Re-Delivery in accordance with Section 20 of the Amended Contract and Owner will not be required to post any security in respect of any amount which is in dispute.

6.          RESPONSIBILITY FOR NOMINATED SUBCONTRACTORS' CLAIMS

            Owner will indemnify and save Builder harmless from and against any claims by Nominated Subcontractor for additional compensation or damages other than claims (a) resulting from wrongful acts or omissions of Builder, (b) the non payment of Nominated Subcontractor Invoices unless such invoices are being legitimately disputed by Builder or (c) resulting from Builder having contracted, without prior written approval of Owner, the performance of services or supply of materials by Nominated Subcontractors outside of the scope of work specified in the Nominated Subcontracts.

7.          OTHER AMENDMENTS

      (a) Article 2.5 found in the Amended Contract is hereby amended by adding at the end thereof the following:

            "In the event that any Certificate issued at the time of Re-Delivery by the Classification Society or any other regulatory authority in respect of the Ship is provisional or qualified by virtue of the fact that it will not be possible to perform final stability or inclining tests or any other final test until installation and commissioning of OFE Equipment has been completed, or if any such Certificate is


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            affected by a qualification pertaining to the performance of the work covered by any Nominated Subcontract or a condition of the Unconverted Ship, Builder shall have no obligation to do any work required to obtain the issue of an unqualified Certificate or Certificates except to provide all required engineering input in relation to the stability testing of the converted Ship."

      (b) Article 10.9 of the Amended Contract is hereby amended to read as follows:

            "If:

      (a) within seven (7) days of receipt by Builder of Owner's written notice under Article 10.7 Owner and Builder are unable to agree that Owner's reason for refusing to issue a signed Re-Delivery Acceptance Certificate constitutes a Conversion Deficiency and/or a Condition Deficiency as specified in such notice, or

      (b) Owner refuses to issue a signed Re-Delivery Acceptance Certificate in respect of any purported Remedial Work carried out by Builder,

            Owner shall pay Builder the undisputed amount of the Contract Price remaining outstanding and the dispute shall be referred to arbitration as provided in Article 20.2.";

      (c) Article 10.10 (b) of the Amended Contract is hereby amended to read as follows:

            Where the operational capacity of the Ship is not impaired, after giving prior written notice to Guarantor, after signing the Re-Delivery Acceptance Certificate and after depositing in escrow the balance of Contract Price, take repossession of the Ship, in which case (i) the amount of Liquidated Damages, if any, would stop accruing from the date of a repossession of the Ship and the risk of loss and/or damage to the Ship shall automatically pass to Owner, and (ii) Owner shall have the right to carry out the Remedial Work and, if the outcome of the arbitration favours Owner, offset its costs from the amount placed in the escrow account.

8.          CONTRACT CONFIRMATION

            Except as otherwise provided by this Amending Agreement, the Amended Contract is hereby in all respects confirmed including, but not limited to, its provisions pertaining to Alteration and Modification (Article 11) and Arbitration (Article 20) all of which apply to the Outstanding Change Order Requests listed in Exhibit B and to any future Change Order Request issued by Builder or Owner in compliance with the provisions of Article 11 of the Amended Contract related to changes to the scope of Work subsequent to the date hereof.

9.          CONDITIONALITY

            This Amending Agreement shall not become the unconditional obligation of Builder and Owner unless and until:

      (a) Owner's lenders have delivered a consent in the form attached as Exhibit D; and

      (b) Investment Quebec has consented, in the form attached as Exhibit E, to the increased Contract Price as required by the provisions of
            Section 11.5 of the Amended Contract.

            IN WITNESS WHEREOF the parties have caused this Amending Agreement to be signed by their duly authorized signatories the day, month and year first above written.

                                         DAVIE MARITIME INC.


                                         By:  __________________________________
                                              Richard Bertrand


                                         TORCH EXPRESS L.L.C.


                                         By:  __________________________________
                                              Lyle Stockstill


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                                    EXHIBIT A

                          CONTRACT PRICE RECONCILIATION

                            [SEE EXHIBIT A ATTACHED]


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                                    EXHIBIT B

                              CHANGE ORDER REQUESTS

                               [SEE LIST ATTACHED]


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                                    EXHIBIT C

                                    PAYMENTS

2.    For payment purposes, the Contract Price balance comprises three segments:

(a)   Balance of original Contract Price                                                   $1,952,569

(b)   Change Orders                                                                           408,126

(c)   Increase of Contract Price                                                            8,319,126

3. The balance of the original Contract Price will be payable in accordance with the applicable provisions of the Amended Contract.

4. The Change Orders amount will be payable in accordance with the applicable provisions of the Amended Contract.

5.    The Increase of Contract Price will be payable as follows:

      Advances (already paid)                                                              $5,689,534

      April 16 instalment                                                                  $1,129,592

      Re-Delivery Date instalment (subject to Ship being in the condition                  $1,500,000
      required by the Specification and being free of all liens and claims for lien except mortgage in favour of Owner's lenders)


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                                    EXHIBIT D

                                LENDERS' CONSENT

TO:      Torch Express L.L.C. ("Owner")
         Torch Offshore Inc. ("Torch")
         Davie Maritime, Inc. ("Builder")
         Investment Quebec ("IQ")

Reference is made to the Seventh Amending Agreement to the Conversion Contract dated December 3, 2002 (the "Amending Agreement") and to the Consent dated as of April ____ 2004 pursuant to the Performance Bond issued by IQ. In consideration of Builder entering into the Amending Agreement and IQ delivering such Consent, each of the undersigned Lenders hereby consents to the execution by Owner of the Amending Agreement

Dated as of April 7th 2004.

                                        REGIONS BANK


                                        By:  ___________________________________



                                        EXPORT DEVELOPMENT CORPORATION


                                        By:  ___________________________________


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                                    EXHIBIT E

                            INVESTMENT QUEBEC CONSENT

TO:      Torch Express L.L.C. ("Owner")
         Torch Offshore Inc. ("Torch")
         Davie Maritime, Inc. ("Builder")
         Regions Bank and Export Development Corporation ("Lenders")


         Reference is made to the Seventh Amending Agreement to the Conversion Contract dated December 3, 2002 (the "Amending Agreement") and to the Consent dated as of April ____ 2004 executed by the Lenders. In consideration of Builder entering into the Amending Agreement and the Lenders executing the Consent, the undersigned hereby (a) consents to the increase in the Contract Price as provided in the Amending Agreement and as required by the provisions of Section 11.5 of the original Conversion Contract dated December 3, 2002, and (b) confirms that the Performance Bond issued by the undersigned on May 9th, 2003 is in full force and effect in accordance with its terms.

         Dated as of April 7th, 2004.

                                              INVESTMENT QUEBEC


                                              By:  _____________________________



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